Exhibit 10.4

World Omni Financial Corp.,

as Servicer

WORLD OMNI LT,

as Titling Trust

and

AL Holding Corp.,
as Closed-End Collateral Agent

Exchange Note Servicing Supplement 2025-A TO
CLOSED-END SERVICING AGREEMENT

Dated as of March 12, 2025

Table of Contents

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Exchange Note Servicing Supplement 2025-A TO
CLOSED-END SERVICING AGREEMENT

THIS Exchange Note Servicing Supplement 2025-A TO CLOSED-END SERVICING AGREEMENT (as amended, modified or supplemented from time to time, the “Exchange Note Servicing Supplement”), dated as of March 12, 2025, is among (i) WORLD OMNI FINANCIAL CORP., a Florida corporation (“World Omni”), as servicer (in such capacity, the “Servicer”), (ii) WORLD OMNI LT, a Delaware statutory trust (the “Titling Trust”) and (iii) AL HOLDING CORP., a Delaware corporation, as collateral agent (“ALHC” or the “Closed-End Collateral Agent”).

RECITALS

The Titling Trust, the Closed-End Collateral Agent and the Servicer have entered into that certain Fifth Amended and Restated Closed-End Servicing Agreement, dated as of December 15, 2009, as amended, to provide that such agreement will constitute the “Closed-End Servicing Agreement” (as defined in the Titling Trust Agreement) with respect to the Closed-End Collateral Specified Interest, which provides, among other things, for the servicing of the Titling Trust Assets by the Servicer.

The Titling Trust, as Borrower, the Closed-End Collateral Agent, Bank of America, N.A., as Deal Agent, U.S. Bank Trust Company, National Association, as Closed-End Administrative Agent, and the other Secured Parties named therein entered into a Fourth Amended and Restated Collateral Agency Agreement, dated as of December 15, 2009 (as amended, modified or supplemented from time to time, the “Collateral Agency Agreement”).

The Collateral Agency Agreement contemplates that from time to time the Titling Trustee, on behalf of the Titling Trust and at the direction of the Initial Beneficiary, will identify and allocate on the Titling Trust’s books and records certain Titling Trust Assets within separate Reference Pools and create and issue to the Initial Beneficiary a Closed-End Exchange Note.

Concurrently herewith, World Omni Auto Leasing LLC (the “Depositor”) will purchase the Exchange Note, which represents the 2025-A Reference Pool, from the Initial Beneficiary and World Omni Automobile Lease Securitization Trust 2025-A, a Delaware statutory trust (the “Issuing Entity”), will purchase the Exchange Note, which represents the 2025-A Reference Pool, from the Depositor. The Issuing Entity is expected to fund such purchase from proceeds of the issuance of the Notes and Certificates.

Concurrently herewith, the Issuing Entity is entering into an asset-backed financing transaction pursuant to, among other agreements, an Indenture, dated as of the date hereof (the “Indenture”), among the Issuing Entity, Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), and Wilmington Trust, National Association, as Account Bank, pursuant to which the Issuing Entity will issue asset-backed notes and will grant a security interest to the Indenture Trustee in certain of its assets.

Concurrently herewith, the Titling Trust, the Closed-End Collateral Agent, the Closed-End Administrative Agent, and the other Secured Parties named therein are entering into that certain Exchange Note Supplement 2025-A to the Collateral Agency Agreement (as amended, modified or supplemented from time to time, the “Exchange Note Supplement”) to supplement the terms of the Collateral Agency Agreement (i) to cause the Titling Trustee to identify and allocate Titling Trust Assets to a particular Reference Pool (the “Reference Pool”), which shall consist of Titling Trust Assets which shall constitute Exchange Note Assets, (ii) to create and issue to Auto Lease Finance LLC a Closed-End Exchange Note and (iii) to set forth the terms and conditions thereof.

The Titling Trust desires to retain the Servicer to provide certain services with respect to the 2025-A Reference Pool allocated to the Closed-End Exchange Note owned by the Issuing Entity, and the parties hereto desire, pursuant to this Exchange Note Servicing Supplement, to supplement the terms of the Closed-End Servicing Agreement insofar as they apply to the 2025-A Reference Pool, providing for specific servicing obligations that will benefit the Issuing Entity, as holder of the Closed-End Exchange Note, and the Indenture Trustee, as the pledgee of the Closed-End Exchange Note on behalf of the Noteholders.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and in the Closed-End Servicing Agreement, the parties hereto agree to the following supplemental obligations with regard to the Closed-End Exchange Note:

Article XI
DEFINITIONS

Section 11.1       DEFINITIONS. For all purposes of this Exchange Note Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them (i) by Appendix A to the Indenture, (ii) if not defined therein, by Appendix A to the Collateral Agency Agreement or (iii) if not defined therein, by the Titling Trust Agreement, (b) the capitalized terms defined in this Exchange Note Servicing Supplement have the meanings assigned to them in this Exchange Note Servicing Supplement and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as “herein”, “hereof” and the like shall refer to this Exchange Note Servicing Supplement as a whole and not to any particular article or section within this Exchange Note Servicing Supplement, (d) the term “include” and all variations thereon shall mean “include without limitation”, and (e) the term “or” shall include “and/or”.

Article XII
REPRESENTATIONS AND WARRANTIES OF THE SERVICER

The Servicer represents and warrants to the Depositor, the Issuing Entity and the Indenture Trustee on behalf of the Noteholders as follows:

Section 12.1       EXISTENCE AND POWER. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all power and authority required to carry on its business as it is now conducted. The Servicer has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the business, properties, financial condition or results of operations of the Servicer, taken as a whole.

Section 12.2       AUTHORIZATION AND NO CONTRAVENTION. The execution, delivery and performance by the Servicer of each Transaction Document to which it is a party (i) have been duly authorized by all necessary corporate action and (ii) do not violate or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational instruments or (C) any agreement, contract, order or other instrument to which it is a party or its property is subject and (iii) will not result in any Adverse Claim on any Transaction Unit or Closed-End EN Collected Amounts with respect to the 2025-A Reference Pool or give cause for the acceleration of any indebtedness of the Servicer.

Section 12.3       NO CONSENT REQUIRED. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document, other than UCC filings and other than approvals and authorizations that have previously been obtained and filings which have previously been made.

Section 12.4       BINDING EFFECT. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

Section 12.5       ACCURACY OF INFORMATION. All information heretofore furnished by or on behalf of the Servicer in writing to the Closed-End Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects on and as of the date such information was furnished (except to the extent that such furnished information relates solely to an earlier date, in which case such information is true and accurate in all material respects on and as of such earlier date).

Section 12.6       NO PROCEEDINGS. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would render invalid this Agreement or the Transaction Units or the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement or any other Transaction Document.

Article XIII
SPECIFIC REQUIREMENTS FOR
ADMINISTRATION AND SERVICING OF THE
REFERENCE POOL

Section 13.1       APPOINTMENT OF THE SERVICER.

(a)            The Servicer shall manage, service and administer the Exchange Note Assets for the benefit of each holder and pledgee of the Closed-End Exchange Note and shall make collections on the Transaction Units in accordance with its Credit and Collection Policy in effect from time to time, using the same degree of skill and attention that the Servicer exercises with respect to all comparable retail automotive leases that it services for itself or others. Further, the Servicer hereby covenants and agrees that it shall hold the Lease Files in such a manner as to prevent any other Person from obtaining “control” of any “electronic chattel paper” included therein (as such terms are used in section 9-105 of the UCC).

(b)            The Servicer may delegate its duties and obligations as Servicer in accordance with Section 3.5 of the Closed-End Servicing Agreement.

(c)            If the Servicer shall commence a legal proceeding to enforce a Transaction Unit, the Titling Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Transaction Unit to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Transaction Unit on the ground that it is not a real party in interest or a holder entitled to enforce such Transaction Unit, the Closed-End Collateral Agent shall, at the Servicer’s expense and direction, take steps to enforce such Transaction Unit, including bringing suit in its name.

(d)            The Servicer shall account for the Transaction Units allocated to the 2025-A Reference Pool separately from any Other Reference Pool, any Unencumbered Reference Pool and the Warehouse Facility Pool.

Section 13.2       SERVICER BOUND BY CLOSED-END SERVICING AGREEMENT.

(a)            The Servicer shall continue to be bound by all provisions of the Closed-End Servicing Agreement with respect to the Transaction Units allocated to the 2025-A Reference Pool, including the provisions of Article VI thereof relating to the administration and servicing of Closed-End Leases; and the provisions set forth herein shall operate either as additions to or modifications of the existing obligations of the Servicer under the Closed-End Servicing Agreement, as the context may require. In the event of any conflict between the provisions of this Exchange Note Servicing Supplement and the Closed-End Servicing Agreement with respect to the Closed-End Exchange Note, the provisions of this Exchange Note Servicing Supplement shall prevail; provided, however, that Section 5.1(d) of the Servicing Agreement shall at all times govern the Required Deposit Amount.

(b)            For purposes of determining the Servicer’s obligations with respect to the servicing of the 2025-A Reference Pool under this Exchange Note Servicing Supplement, general references in the Closed-End Servicing Agreement to: (i) a Reference Pool shall be deemed to refer more specifically to the 2025-A Reference Pool; (ii) an Exchange Note Servicing Supplement shall be deemed to refer more specifically to this Exchange Note Servicing Supplement; and (iii) an Exchange Note Supplement shall be deemed to refer more specifically to the Exchange Note Supplement related to the 2025-A Reference Pool.

(c)            Notwithstanding any other provision of this Exchange Note Servicing Supplement or the Servicing Agreement, including Section 6.7 thereof, the Servicer shall not in connection with any early lease termination program terminate or permit any Closed-End Obligor to terminate any Closed-End Lease and remove the related Closed-End Vehicle from the 2025-A Reference Pool in connection with such termination unless there shall have been deposited into the Exchange Note Collection Account an amount equal to the Securitization Value of such Closed-End Vehicle as of the termination date of such Closed-End Lease, provided, however, that the Servicer may at any time prior to the Maturity Date of a Closed-End Lease, agree to terminate such Closed-End Lease, provided the related Closed-End Obligor has made all remaining scheduled payments with respect to such Closed-End Lease and surrendered the related Closed-End Vehicle.

Section 13.3       APPLICATION OF PROCEEDS.

(a)            Prior to the satisfaction and discharge of the Indenture with respect to the Collateral and subject to the provision of Section 5.1(d) of the Closed-End Servicing Agreement, the Servicer shall deposit an amount equal to all Closed-End Exchange Note Collections received in respect of the 2025-A Reference Pool during any Closed-End EN Collection Period into the Exchange Note Collection Account on or prior to 2:00 p.m., New York City time, on the Business Day immediately preceding the related Closed-End Exchange Note Payment Date; provided, however, that if the Monthly Remittance Condition is not satisfied, the Servicer will be required to deposit an amount equal to all Closed-End Exchange Note Collections into the Exchange Note Collection Account within two Business Days after receipt (including receipt of proper instructions regarding where to allocate such payment), (it being understood that, with respect to Relinquished Vehicle Proceeds, the Servicer shall remit the Relinquished Vehicle Proceeds in accordance with Section 5.1(d) of the Closed-End Servicing Agreement). The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) World Omni is the Servicer, (ii) no Exchange Note Servicer Default has occurred and is continuing, and (iii) World Omni’s unsecured debt obligations rating by any Rating Agency is acceptable to such Rating Agency. Pending deposit into the Exchange Note Collection Account, Closed-End Exchange Note Collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

(b)            After the satisfaction and discharge of the Indenture with respect to the Collateral, the Servicer shall deposit an amount equal to Closed-End Exchange Note Collections in accordance with the instructions provided from time to time by the holder of the Exchange Note.

(c)            Notwithstanding anything to the contrary contained in this Agreement, for so long as the Monthly Remittance Condition has been satisfied, the Servicer shall be permitted to deposit into the Exchange Note Collection Account only the net amount distributable to the Issuing Entity, as holder of the Exchange Note, and to retain any reimbursement for outstanding Servicing Fees, on the Closed-End Exchange Note Payment Date. The Servicer shall, however, account for all Closed-End Exchange Note Collections as if all of the deposits and distributions described herein were made individually.

Section 13.4       SERVICER CERTIFICATE. On or before the close of business on each Determination Date prior to the satisfaction and discharge of the Indenture with respect to the Collateral, the Servicer shall make available to the Indenture Trustee, the Issuing Entity, the Administrator, the Closed-End Administrative Agent, the Closed-End Collateral Agent, the Owner Trustee and the Paying Agent at https://via.intralinks.com/, or such other website or distribution service or provider as the Servicer shall designate by written notice to the Indenture Trustee, the Issuing Entity, the Administrator, the Closed-End Administrative Agent, the Closed-End Collateral Agent, the Owner Trustee and the Paying Agent, a Servicer Certificate reflecting information as of the close of business of the Servicer for the immediately preceding Closed-End EN Collection Period containing the information described in Section 8.3 of the Indenture. For the avoidance of doubt, such information shall include any Benchmark related information as described in Section 8.3(b) of the Indenture.

Section 13.5       SERVICER FEE. Notwithstanding anything to the contrary in Section 3.9(b) of the Closed-End Servicing Agreement, on each Closed-End Exchange Note Payment Date, the Titling Trust will cause the Closed-End Administrative Agent to pay to the Servicer in accordance with Section 13.2 of the Exchange Note Supplement, the Servicing Fee for the immediately preceding Closed-End EN Collection Period as compensation for its services. In addition, the Servicer may retain any Supplemental Servicing Fees. The Servicer may, as long as it believes that sufficient collections will be available on one or more future Closed-End Exchange Note Payment Dates to pay the Servicing Fee, by notice to the Closed-End Administrative Agent on or before a Closed-End Exchange Note Payment Date, elect to defer all or a portion of the Servicing Fee with respect to the related Closed-End EN Collection Period, without interest. If the Servicer defers all of the Servicing Fee, the Servicing Fee for such related Closed-End EN Collection Period will be deemed to equal zero.

Section 13.6       INSURANCE LAPSES; REPAIRS. The Servicer shall have no liability in the event that any Closed-End Obligor fails to maintain, in full force and effect, a physical damage insurance policy covering any Transaction Unit or naming the Titling Trust as loss payee. Without limiting the foregoing, in no event shall the Servicer be obligated to perform or be liable for any repairs or maintenance with respect to any Transaction Unit.

Section 13.7       LICENSING OF TITLING TRUST. The Servicer shall cause the Titling Trust to apply for and maintain at all times all licenses and permits necessary to carry on the Titling Trust’s leasing business in each jurisdiction in which the Titling Trust operates, except where the failure to have any license or permit would not materially and adversely affect the business, properties, financial condition or results of operation of the Titling Trust, taken as a whole.

Section 13.8       COMMUNICATION BETWEEN NOTEHOLDERS. The Servicer will comply with its obligations under Section 7.2(e) of the Indenture to include in the Form 10-D filed by the Issuing Entity with the Commission for the Collection Period the information described in such Section.

Section 13.9       PAYMENT OF FEES AND EXPENSES. The Servicer shall pay all expenses incurred in connection with the administration and servicing of the 2025-A Reference Pool and the Transaction Units, including, without limitation, expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Titling Trustee, independent accountants, taxes imposed on the Servicer and any Titling Trustee indemnity claims.

Section 13.10     ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS’ SERVICING REPORT.

(a)           On or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2025, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer, the Depositor or their respective Affiliates) to furnish to the Indenture Trustee, the Servicer (who promptly shall provide the assessment described in this Section 13.10(a) to each Rating Agency) and the Depositor each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission. The obligation to furnish each such report shall be deemed satisfied upon the Servicer making each such report available at https://via.intralinks.com/, or such other website or distribution service or provider as the Servicer shall designate by written notice to the Indenture Trustee and the Depositor.

(b)           Deliveries pursuant to this Section 13.10 may be delivered by electronic mail.

Section 13.11     ANNUAL OFFICER’S CERTIFICATE.

(a)           The Servicer will make available to the Rating Agencies, the Issuing Entity and the Indenture Trustee on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2025, at https://via.intralinks.com/, or such other website or distribution service or provider as the Servicer shall designate by written notice to the Rating Agencies, the Issuing Entity and the Indenture Trustee, an Officers’ Certificate providing such information as is required under Item 1123 of Regulation AB.

(b)           The Servicer will make available to the Issuing Entity and the Indenture Trustee, on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2025, at https://via.intralinks.com/, or such other website or distribution service or provider as the Servicer shall designate by written notice to the Issuing Entity and the Indenture Trustee, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

Section 13.12     POST-MATURITY TERM EXTENSION. Consistent with its Credit and Collection Policy, the Servicer may, in its discretion, grant a Post-maturity Term Extension with respect to any Closed-End Lease in the 2025-A Reference Pool. If the Servicer grants a Post-maturity Term Extension with respect to a Closed-End Lease in the 2025-A Reference Pool beyond the month immediately preceding the month in which the Final Scheduled Payment Date of the most subordinate class of Notes occurs, then the Servicer shall direct the Titling Trustee to reallocate the Transaction Unit related to such Closed-End Lease from the 2025-A Reference Pool to the Warehouse Facility Pool or any Unencumbered Reference Pool on the Closed-End Exchange Note Payment Date following the beginning of the Closed-End EN Collection Period during which such Post-maturity Term Extension was granted. In consideration for such reallocation, the Servicer shall make a payment to the Issuing Entity equal to the Securitization Value of such Transaction Unit as of the end of the Closed-End EN Collection Period preceding such Closed-End Exchange Note Payment Date by depositing such amount into the Exchange Note Collection Account prior to 2:00 p.m., New York City time, on the Business Day immediately preceding such Closed-End Exchange Note Payment Date. None of the Servicer, the Titling Trustee, the Closed-End Collateral Agent, the Closed-End Administrative Agent, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Asset Representations Reviewer, the Seller, the Depositor or the Administrator will have an obligation to investigate whether a breach or other event has occurred that would require the reallocation of any Transaction Unit under this Section 13.12 or whether any Transaction Unit is required to be reallocated under this Section 13.12.

Section 13.13     INSURANCE POLICIES; ADDITIONAL INSUREDS. The Servicer shall at all times comply with Section 3.7(a) of the Closed-End Servicing Agreement.

Section 13.14     SECURITY DEPOSITS. In accordance with Section 5.1(d) of the Closed-End Servicing Agreement, on the Closed-End Exchange Note Payment Date related to the Closed-End EN Collection Period in which a Security Deposit becomes a Closed-End Exchange Note Collection with respect to the 2025-A Reference Pool, the Servicer shall deposit such amounts (including, as applicable, any Required Deposit Amount) in the Exchange Note Collection Account.

Article XIV
TERMINATION OF THE SERVICER

Section 14.1       TERMINATION OF THE SERVICER AS TO THE SERIES 2025-A REFERENCE POOL.

(a)            Notwithstanding Section 8.3(a) of the Closed-End Servicing Agreement, as used herein “Exchange Note Servicer Default” means the occurrence and continuance of the following events:

(i)            Any failure by the Servicer to deliver to the Closed-End Administrative Agent any proceeds or payment required to be delivered with respect to the Exchange Note, which failure continues unremedied for more than five Business Days after the earlier of notice from the Closed-End Administrative Agent is received by the Servicer or an Authorized Officer of the Servicer obtains actual knowledge of such failure; provided, that if such delay in or failure of performance referred to in this clause is caused by Force Majeure, such five Business Day grace period shall be extended for an additional 60 days; or

(ii)            Any failure by the Servicer to duly observe or to perform in any material respect any other covenant or agreement of the Servicer in this Exchange Note Servicing Supplement or the Closed-End Servicing Agreement with respect to the Exchange Note which materially and adversely affects the rights of the Closed-End Administrative Agent or the Exchange Noteholder and which continues unremedied for more than 90 days after notice of such failure is received by the Servicer from the Closed-End Administrative Agent or the Exchange Noteholder; provided, that if such delay in or failure of performance referred to in this clause is caused by Force Majeure, such 90 day grace period shall be extended for an additional 60 days.

(b)            Upon the occurrence and continuation of any Exchange Note Servicer Default, the Servicer shall provide to the Indenture Trustee, the Issuing Entity, the Administrator, the Closed-End Collateral Agent and each Rating Agency prompt notice specifying such Exchange Note Servicer Default, together with a description of its efforts to perform its obligations. The Servicer shall use all commercially reasonable efforts to perform its obligations under this Exchange Note Servicing Supplement and the Closed-End Servicing Agreement. The Servicer may not resign except in accordance with Section 8.4 of the Closed-End Servicing Agreement.

(c)            If an Exchange Note Servicer Default shall have occurred and be continuing, the Titling Trustee on behalf of the holder of the Exchange Note, shall, at the direction of the Required Related Holders, by notice given to the Servicer (who promptly shall provide such notice to each Rating Agency), the Issuing Entity, the Indenture Trustee, the Closed-End Collateral Agent, the Titling Trust Administrator and the Administrator, terminate the rights and obligations of the Servicer under this Exchange Note Servicing Supplement and the Closed-End Servicing Agreement with respect to the Exchange Note and the Included Units. In the event the Servicer is removed or resigns as Servicer with respect to servicing the Exchange Note Assets, the Required Related Holders shall appoint a successor Servicer. With respect to any Exchange Note Servicer Default, the Closed-End Administrative Agent, acting on the direction of the Required Related Holders may waive any default of the Servicer. For purposes of this Section, so long as the Lien of the Indenture is in place, the “Required Related Holders” shall be deemed to be the Indenture Trustee, acting at the direction of the Holders of not less than 66 2/3% of the Outstanding Notes and thereafter, the Issuing Entity, acting at the direction of the Majority Certificateholders.

(d)            If replaced, the Servicer agrees that it will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Transaction Units to a successor Servicer.

(e)            Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 14.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under the Closed-End Servicing Agreement with respect to the 2025-A Reference Pool, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer as set forth in this Section 14.1(f). No Servicer shall resign or be relieved of its duties under the Closed-End Servicing Agreement, as Servicer of the 2025-A Reference Pool, until a newly appointed Servicer for the 2025-A Reference Pool shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Exchange Note Servicing Supplement. In the event of a replacement of World Omni as Servicer, the Required Related Holders shall cause the successor Servicer to agree to indemnify World Omni against any losses, liabilities, damages or expenses (including attorneys’ fees) as a result of the negligence or willful misconduct of such successor Servicer.

(f)            No termination or resignation of the Servicer as to the 2025-A Reference Pool shall affect the obligations of the Servicer pursuant to Section 3.3(c) of the Closed-End Servicing Agreement; provided that following the replacement of the Servicer pursuant to this Section 14.1, such Servicer shall have no duties, responsibilities or other obligations hereunder with respect to matters arising after such replacement.

Section 14.2      NO EFFECT ON OTHER PARTIES. Upon any termination of the rights and powers of the Servicer with respect to the 2025-A Reference Pool pursuant to Section 14.1 hereof, or upon any appointment of a successor Servicer with respect to the 2025-A Reference Pool, all the rights, powers, duties and obligations of the Titling Trustees, the Initial Beneficiary and World Omni under the Titling Trust Agreement, the Closed-End Servicing Agreement, the Exchange Note Supplement, any other supplement, any other Exchange Note Servicing Supplement, any other Basic Document or Transaction Document shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided herein or therein.

Article XV
OPTIONAL PURCHASE OF THE CLOSED-END EXCHANGE NOTE

Section 15.1       OPTIONAL PURCHASE OF THE CLOSED-END EXCHANGE NOTE.

(a)            If the Outstanding Amount of the Notes is equal to or less than 5% of the Initial Note Balance on the last day of any Closed-End EN Collection Period, the Servicer shall have the option to purchase the Closed-End Exchange Note on the immediately following Closed-End Exchange Note Payment Date (and on each Closed-End Exchange Note Payment Date thereafter) and direct the Issuing Entity to redeem the Notes pursuant to Section 10.1 of the Indenture (an “Optional Redemption”). To exercise such option, the Servicer shall deposit pursuant to Section 13.3 hereof into the Trust Collection Account an amount, as calculated by the Servicer, equal to the Exchange Note Balance and all accrued interest thereon up to but not including the Redemption Date (the “Exchange Note Purchase Price”), and shall succeed to all interests in and to the Issuing Entity. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited into the Trust Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the Outstanding Amount of the Notes, and all accrued but unpaid interest (including any overdue interest and premium) thereon and all amounts owing to the Asset Representations Reviewer under the Asset Representations Review Agreement.

(b)            As described in Section 9.01(c) of the Trust Agreement, notice of any termination of the Issuing Entity shall be given by the Servicer to the Owner Trustee, the Closed-End Collateral Agent and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

Article XVI
MISCELLANEOUS

Section 16.1       AMENDMENT.

(a)            Notwithstanding any provision of the Closed-End Servicing Agreement, the Closed-End Servicing Agreement, as supplemented by this Exchange Note Servicing Supplement, to the extent that it deals solely with the 2025-A Reference Pool, may be amended in accordance with this Section 16.1.

(b)            Any term or provision of the Closed-End Servicing Agreement or this Exchange Note Servicing Supplement may be amended by the Servicer, without the consent of any other Person; provided that (i) any amendment that materially and adversely affects the interests of the Exchange Noteholder shall require the consent of the Exchange Noteholder, (ii) any amendment that materially and adversely affects the interests of the Closed-End Collateral Agent shall require the consent of the Closed-End Collateral Agent, and (iii) any amendment that materially and adversely affects the interests of the Titling Trustee shall require the prior written consent of the Titling Trustee. An amendment shall be deemed not to materially and adversely affect the interests of the Exchange Noteholder if the Rating Agency Condition is satisfied with respect to such amendment.

(c)            Notwithstanding the foregoing, no amendment shall reduce the interest rate or principal amount of any Exchange Note, or delay the final scheduled payment date of any Exchange Note without the consent of the holder of such Exchange Note.

(d)            Notwithstanding anything herein to the contrary, any term or provision of this Exchange Note Servicing Supplement may be amended by the Servicer without the consent of any of the Exchange Noteholder or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(e)            It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(f)            Prior to the execution of any amendment to this Exchange Note Servicing Supplement, the Servicer shall provide each Rating Agency with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Exchange Note Servicing Supplement, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Titling Trustee, the Closed-End Administrative Agent and the Closed-End Collateral Agent.

(g)            Prior to the execution of any amendment to this Exchange Note Servicing Supplement, the Titling Trustee and the Closed-End Administrative Agent shall be entitled to receive upon request and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Closed-End Servicing Agreement or this Exchange Note Servicing Supplement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

Section 16.2       GOVERNING LAW. THIS EXCHANGE NOTE SERVICING SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 16.3       NOTICES. The notice provisions of the Closed-End Servicing Agreement shall apply equally to this Exchange Note Servicing Supplement. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, any prepaid courier service, or by telecopier or by electronic mail (if designated by a party to the other parties), and addressed in each case as follows: (a) if to the Servicer, 250 Jim Moran Blvd., Deerfield Beach, Florida 33442, Attention: Treasurer; Facsimile: (954) 429-2685; (b) if to the Titling Trustee, 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: Chris Nuxoll; Email: christopher.nuxoll@usbank.com; Facsimile: (312) 332-7994; (c) if to the Delaware Trustee, 1011 Centre Road, Suite 203, Wilmington, Delaware 19805, Attention: Chris Nuxoll; Email: christopher.nuxoll@usbank.com; Facsimile: (312) 332-7994; (d) if to the Closed-End Administrative Agent, U.S. Bank Trust Company, National Association, 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: Chris Nuxoll; Email: christopher.nuxoll@usbank.com; Facsimile: (312) 332-7994; or (e) if to the Closed-End Collateral Agent, c/o Lord Securities Corporation, 48 Wall Street, 27th Floor, New York, New York 10005, Attention: World Omni Program Manager; Email: al.fioravanti@tmf-group.com; or, as to each party, at such other address or electronic mail address as shall be designated by such party in a written notice to each other party. All notices and demands shall be deemed to have been given upon actual receipt thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder. Notwithstanding the foregoing, with the consent of the appropriate party under this Agreement, the obligations of World Omni and any Affiliate of World Omni to deliver or provide any demand, delivery, notice, communication or instruction to such party other than a Noteholder shall be satisfied by World Omni or such Affiliate, as the case may be, making such demand, delivery, notice, communication or instruction available at https://via.intralinks.com/, or such other website or distribution service or provider as World Omni or such Affiliate, as applicable, shall designate by written notice to the other parties hereto. If World Omni is no longer the Servicer, the successor Servicer shall provide any required Rating Agency notices under this Agreement to the Depositor, who promptly shall provide such notices to the Rating Agencies.

Section 16.4       THIRD-PARTY BENEFICIARIES. The Issuing Entity and the Indenture Trustee, as holder and pledgee, respectively, of the Closed-End Exchange Note, and their respective successors, permitted assigns and pledgees are third-party beneficiaries of the obligations of the parties hereto and may directly enforce the performance of any of such obligations hereunder.

Section 16.5       SEVERABILITY. If one or more of the provisions of this Exchange Note Servicing Supplement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Exchange Note Servicing Supplement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Exchange Note Servicing Supplement invalid or unenforceable in any respect.

Section 16.6       BINDING EFFECT. The provisions of the Closed-End Servicing Agreement and this Exchange Note Servicing Supplement, insofar as they relate to the 2025-A Reference Pool, shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

Section 16.7       ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 16.8       EXECUTION IN COUNTERPARTS; ELECTRONIC SIGNATURES. This Exchange Note Servicing Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. Each of the parties agree that this Exchange Note Servicing Supplement and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Exchange Note Servicing Supplement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Exchange Note Servicing Supplement and such other documents may be made by facsimile, email or other electronic transmission.

Section 16.9       FURTHER ASSURANCES. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this Exchange Note Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

Section 16.10     EACH EXCHANGE NOTE SEPARATE; ASSIGNEES OF EXCHANGE NOTE. Each party hereto acknowledges and agrees (and each holder or pledgee of the Exchange Note, by virtue of its acceptance of such Exchange Note or pledge thereof acknowledges and agrees) that (a) the Closed-End Collateral Specified Interest is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (b) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to (i) the Exchange Note or the related 2025-A Reference Pool shall be enforceable against such Reference Pool only and not against any Other Reference Pool, the Warehouse Facility Pool or any Unencumbered Reference Pool and (ii) any Other Exchange Note, any Other Reference Pool, the Warehouse Facility Pool or any Unencumbered Reference Pool shall be enforceable against such Other Exchange Note, Other Reference Pools, the Warehouse Facility Pool or Unencumbered Reference Pool only, as applicable, and not against the Exchange Note or any Closed-End Units included in the 2025-A Reference Pool, (c) except to the extent required by law, the Closed-End Units included in the Warehouse Facility Pool, Closed-End Units included in any Unencumbered Reference Pool or Closed-End Units included in any Other Reference Pool with respect to any Other Exchange Note (other than the Exchange Note transferred hereunder which is related to the 2025-A Reference Pool) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Exchange Note in respect of such claim, (d) no creditor or holder of a claim relating to (i) the Exchange Note or the related 2025-A Reference Pool shall be entitled to maintain any action against or recover any assets allocated to any Other Reference Pool, the Warehouse Facility Pool, any Unencumbered Reference Pool or any Other Exchange Note or the assets allocated thereto, and (ii) any Other Reference Pool, the Warehouse Facility Pool, any Unencumbered Reference Pool or any Other Exchange Note other than the Exchange Note related to the 2025-A Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the 2025-A Reference Pool, and (e) any purchaser, assignee or pledgee of an interest in the 2025-A Reference Pool or, the Exchange Note, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of any Other Exchange Note to release all claims to the assets of the Titling Trust allocated to the Warehouse Facility Pool, any Unencumbered Reference Pool and each Other Reference Pool and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Warehouse Facility Pool, any Unencumbered Reference Pool and each Other Reference Pool. Pursuant to Section 3.1(a) of the Intercreditor Agreement, on the date hereof, each party hereto shall enter into a Joinder Agreement to the Intercreditor Agreement as a new Interest Holder, and shall deliver an executed copy of such Joinder Agreement to each party to the Intercreditor Agreement.

Section 16.11     NO PETITION. With respect to each Bankruptcy Remote Party, each party hereto (and each holder and pledgee of the Closed-End Exchange Note, by virtue of its acceptance of such Closed-End Exchange Note or pledge thereof) agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Financing, (i) no party hereto shall authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

Section 16.12     SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 16.3 of this Exchange Note Servicing Supplement; and

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 16.13     LIMITATION OF LIABILITY OF VT INC. Notwithstanding anything contained herein to the contrary, this Exchange Note Servicing Supplement has been signed by VT Inc. not in its individual capacity but solely in its capacity as Titling Trustee and in no event shall VT Inc. in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Titling Trust hereunder, as to all of which recourse shall be had solely to the assets of the Titling Trust.

Section 16.14     INFORMATION REQUESTS. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuing Entity, the Depositor or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 16.15     REGULATION AB. The Servicer shall cooperate fully with the Depositor and the Issuing Entity to deliver to the Depositor and the Issuing Entity (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Depositor or the Issuing Entity to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Transaction Units, or the servicing of the Transaction Units, reasonably believed by the Depositor to be necessary in order to effect such compliance.

Section 16.16     CREDIT RISK RETENTION. World Omni shall comply in all material respects with all requirements imposed on the “Sponsor of a Securitization” in accordance with the Credit Risk Retention Rules, including its requirements to (i) retain, either directly or through a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) of World Omni, an economic interest in the Exchange Note in accordance with the Credit Risk Retention Rules and shall not, and shall cause any such majority-owned affiliate to not, sell, pledge or hedge such interest except as permitted under the Credit Risk Retention Rules and (ii) satisfy the disclosure requirements set forth in the Credit Risk Retention Rules without any involvement from the underwriters.

Section 16.17     EU AND UK RISK RETENTION. World Omni hereby represents and confirms, covenants and agrees, in connection with the Securitisation Rules as in effect and applicable on the Closing Date, on an ongoing basis, so long as any Notes remain Outstanding, that:

(a)            it, as “originator” (as such term is defined for the purposes of each of the EU Securitisation Regulation and the UK Securitisation Framework) with respect to each Unit, will retain, upon issuance of the Notes, continually and on an ongoing basis, for as long as any Notes remain Outstanding, a material net economic interest (the “Retained Interest”) in the securitisation transaction described in the Prospectus, in the form specified in paragraph (d) of Article 6(3) of the EU Securitisation Regulation and the form specified in each of paragraph 1(d) of SECN 5.2.8R and paragraph (d) of Article 6(3) of Chapter 2 of the PRASR, in each case for the purposes of the UK Securitisation Framework, by holding and continuing to hold (i) indirectly, all the limited liability company interests in the Depositor (being a special purpose entity and not an operating company), either directly or indirectly through one or more wholly-owned subsidiaries of the Sponsor (each being a special purpose entity and not an operating company), the Depositor in turn retaining the Certificates to be issued by the Issuing Entity, and (ii) the residual interest in the 2025-A Reference Pool, such Certificates and interest collectively representing at least 5% of the aggregate Securitization Value of the Transaction Units in the 2025-A Reference Pool;

(b)            it will not (and will not permit the Depositor or any of its other Affiliates to) hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except, in each case, to the extent permitted in accordance with the Securitisation Rules;

(c)            it will not change the manner in which it retains or the method of calculating the Retained Interest while any of the Notes are Outstanding, except under exceptional circumstances, and to the extent permitted in accordance with the Securitisation Rules;

(d)            it will provide ongoing confirmation of its continued compliance with its obligations in the foregoing clauses (a), (b) and (c), (i) in or concurrently with the delivery of each Servicer Certificate, (ii) upon the occurrence of any Event of Default (as defined in the Indenture) and (iii) from time to time upon request by any Noteholder in connection with (x) any change in the structural features of the securitisation transaction described in the Prospectus that could materially impact the performance of the Notes, (y) any change in the performance of the asset-backed financing transaction described in the Prospectus, the risk characteristics of the securitisation transaction or of the Transaction Units which, in any case, could materially impact the performance of the Notes, or (z) any material breach of the Transaction Documents;

(e)            it will promptly notify the Issuing Entity in writing if for any reason it fails to comply with any of the covenants set out in paragraphs (a), (b) and (c) above; and

(f)            it was not established for, and does not operate for, the sole purpose of securitizing exposures.

Section 16.18     INDEPENDENCE OF THE SERVICER; NO JOINT VENTURE. For all purposes of this Exchange Note Servicing Supplement and the Closed-End Servicing Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under the Closed-End Servicing Agreement or this Exchange Note Servicing Supplement. Unless expressly authorized by the Basic Documents, the Transaction Documents or the Issuing Entity, the Servicer shall have no authority to act for or represent the Issuing Entity in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Issuing Entity. Nothing in this Exchange Note Servicing Supplement or the Closed-End Servicing Agreement shall (i) make the Servicer and the Issuing Entity members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Note Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

AL HOLDING CORP., as Closed-End Collateral Agent

By:
Name:
Title:

S - 1

WORLD OMNI FINANCIAL CORP., as Servicer and, with respect to Sections 16.16 and 16.17, individually

By:
Name:
Title:

S - 2

WORLD OMNI LT

By:	VT Inc., not in its individual capacity but solely as Titling Trustee

By:
Name:
Title:

S - 3